Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of J.P. Morgan Chase & Co. of our report dated January 16, 2001 relating to the financial statements, which appears in J.P. Morgan Chase & Co.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York

June 13, 2001